UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2013

Exponent, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-18655	770218904
(Commission File Number)	(IRS Employer Identification Number)

149 Commonwealth Drive
Menlo Park, CA, 94025
(Address of principal executive offices including zip code)

(650) 326-9400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 16, 2013, Exponent, Inc. issued a press release announcing its financial results for the third quarter ended September 27, 2013.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On October 16, 2013, Exponent, Inc. (the “Company”) announced that the Audit Committee of its Board of Directors, acting pursuant to a delegation of authority of the Board of Directors, has declared a cash dividend of $0.15 per share of the Company’s common stock, payable December 20, 2013, to shareholders of record as of November 29, 2013.

A copy of the press release announcing the dividend and authorization is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Form 8-K, including Exhibit 99.2 attached hereto, is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.	Press release dated October 16, 2013

Exhibit 99.2.	Press release dated October 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2013
EXPONENT, INC.

	By:	/s/ Richard L. Schlenker
Richard L. Schlenker
Chief Financial Officer